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                                                                    EXHIBIT 99.5

                                      PROXY


                       ANCOR COMMUNICATIONS, INCORPORATED
                            6321 BURY DRIVE, SUITE 13
                       EDEN PRAIRIE, MINNESOTA 55346-1739


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Kenneth E. Hendrickson and Steven E. Snyder, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and acct for the undersigned at the Special Meeting of shareholders of Ancor Communications, Incorporated ("Ancor") to be held on ________, 2000 in ___________________, Minnesota, and at any adjournment or adjournments thereof, in connection therewith to vote all of the shares of Common Stock of Ancor which the undersigned would be entitled to vote as follows:

         1. A proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 7, 2000, by and among QLogic Corporation, a Delaware corporation ("QLogic"), Amino Acquisition Corp., a Minnesota corporation wholly owned by QLogic ("Merger Sub"), and Ancor, pursuant to which, among other things, Merger Sub will be merged with and into Ancor (the "Merger"), such that Ancor will become a wholly owned subsidiary of QLogic, and each issued and outstanding share of Common Stock of Ancor will be converted into 0.5275 of a share of Common Stock of QLogic.

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         2. Such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         If this proxy is duly executed and returned, this proxy will be voted, and will be voted in accordance with the instructions specified above. If no instruction is specified, the proxy will be voted FOR Item 1.


                                   Dated:                        , 2000
                                         ------------------------


                                   -------------------------------------------
                                   Signature(s) of Shareholder

                                   This proxy should be signed exactly as your name appears thereon. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other capacity as an officer of a corporation, please add title as such.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY

          AND RETURN IT IN THE ENCLOSED ENVELOPE.